TERMINATION AGREEMENT
                              ---------------------

     THIS TERMINATION AGREEMENT (the "Agreement") is made and entered into effective as of January 31, 2006, by and between CONNECTED MEDIA TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the "Investor").

                                    Recitals:
                                    ---------

     WHEREAS, the Company and the Investor entered into an Standby Equity Distribution Agreement (the "Standby Equity Distribution"); a Registration Rights Agreement (the "Registration Rights Agreement"); an Escrow Agreement (the "Escrow Agreement"); and a Placement Agent Agreement (the "Placement Agent Agreement"), all of which are dated April 14, 2005 (collectively, the Standby Equity Distribution Agreement, the Registration Rights Agreement, the Escrow Agreement and Placement Agent Agreement are referred to as the "Transaction Documents").

     NOW, THEREFORE, in consideration of the promises and the mutual promises, conditions and covenants contained herein and in the Transaction Documents and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Termination. Each of the parties to this Agreement hereby terminates the Transaction Documents and the respective rights and obligations contained therein. As a result of this provision, none of the parties shall have any rights or obligations under or with respect to the Transaction Documents.

     2.   Structuring Fees. The Investor shall retain all structuring fees.

     3. Commitment Fees. The Investor shall retain the portion of the commitment fee consisting of Three Million Eight Hundred Thousand (3,800,000) shares of common stock of the Company. On the date hereof, the Company shall issue to the Investor an additional Three Million Eight Hundred Thousand (3,800,000) shares of common stock of the Company. The Seven Million Six Hundred Thousand (7,600,000) shares of the Company's common stock shall have "piggy-back" registration rights.

     4. Warrant. The Investor shall retain the Warrant dated April 14, 2005. The One Hundred Fifty Thousand (150,000) shares of common stock underlying the Warrant shall have "piggy-back" registration rights.



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     IN WITNESS WHEREOF,  the parties have signed and delivered this Termination
Agreement on the date first set forth above.

CONNECTED MEDIA                           CORNELL CAPITAL PARTNERS, LP
TECHNOLOGIES, INC.

By: /s/ Jeffrey W. Sass                   By: Yorkville Advisors, LLC
  ----------------------------
Name: Jeffrey W. Sass                     Its: General Partner
Title: Chief Executive Officer
                                          By:  /s/ Mark A. Angelo
                                            -------------------------
                                          Name:    Mark A. Angelo
                                          Title:   Portfolio Manager